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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

    We hereby consent to the use in this Registration Statement on Form S-3 of Inverness Medical Technology, Inc. of our report dated March 17, 2000, with respect to certain financial statements of LXN Corporation included in the Current Report on Form 8-K/A of Inverness Medical Technology, Inc. dated
June 11, 2001 which is incorporated by reference in this Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers LLP
                                          PRICEWATERHOUSECOOPERS LLP


San Diego, California
June 19, 2001